NASDAQ:	DECC
DATE:	September 10, 2008
52 Week Range:	$16.94 - $8.01
Dividend Yield:	5.3%
PE Ratio (2007 Net income):	12.8:1
Shares Outstanding:	14.5 mm
Float:	11.0 mm
Market Cap.:	$137.4 mm
Avg. Daily Volume:	15,489
Op. Cash flow 2007	$2.92 / share
Net Income 2007:	$0.74 / share
Adjusted EBITDA 2007:	$4.44 / share

SUMMARY:

D&E is an integrated communications provider serving rural territories in Eastern & Central Pennsylvania which has been in business for over 100 years and has paid dividends for over 50 consecutive years. The Company has a solid revenue base with stable cash flow & improving Adjusted EBITDA1 margins. For more information, visit www.decommunications.com.

HISTORY:

D&E operates three regulated rural local exchange carriers (RLEC) in Pennsylvania that provide a full complement of telecommunication services, located primarily in Berks, Lancaster, and Union Counties. The Company also provides competitive local exchange carrier (CLEC) services in other markets. The Company generates revenue through two business segments: Wireline (consisting of RLEC, CLEC, Internet and Video Services) and Systems Integration. A majority of the Company's earnings (both historical and current) are attributable to the operations of the RLEC portion of the Wireline segment. Contrary to industry trends, D&E’s RLEC line losses have been contained to approximately 4% a year, primarily as a result of D&E providing high bandwidth, fiber to the node connections over its service area and the fact that only certain of the cable companies operating in D&E's RLEC territories provide voice service in these territories. D&E is aggressively expanding its businesses by providing high value corporate and high bandwidth services, both within and beyond D&E's regulated operating footprint. Such services include metro Ethernet transparent LAN services, dedicated internet access, IP virtual private networks, high bandwidth dedicated data circuits and co-location and business continuity services, With the exception of the consumer connections, these high margin business services are not reflected in the access line count.

INVESTMENT OPPORTUNITY

D&E became an SEC-reporting company in 1993 due to the number of recordholders exceeding the SEC threshold and became a publicly traded company in 1996 (NASDAQ) with the formation of its parent holding company, D&E Communications, Inc. The Company has never been "introduced" to the public markets through an IPO and has never accessed the public markets to raise capital. D&E is currently initiating a program to introduce D&E to the markets through investor outreach. With strong management, expanding sales of high value business to business products, both inside and outside the regulated service area, and a history of increasing Adjusted EBITDA margins, the Company believes that it is well positioned to meet the competitive demands of its marketplace.

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1 In this presentation, we refer to the operating measure Adjusted EBITDA. Adjusted EBITDA is a non-GAAP (generally accepted accounting principles) operating measure under Regulation G promulgated by the Securities and Exchange Commission. Net income is reconciled to Adjusted EBITDA for the most recent periods for which Adjusted EBITDA has been publicly disclosed on the slides entitled "Reconciliation of Adjusted EBITDA (a non-GAAP measure) to Net Income” which have been posted on our web site at www.decommunications.com.

This summary is neither an offer to sell nor a solicitation of an offer to buy these securities.

This summary includes “forward-looking statements” within the meaning of United States Private Securities Litigation Reform Act of 1995, regarding, among other things, our business strategy, prospects and financial position. These statements can be identified by the use of forward-looking terminology such as “expects,” "should" and other similar terms. Forward-looking statements in this summary include, among others, statements concerning: projections of our future results of operations, cash flows, capital requirements, financial condition; business strategy and the continued availability of capital resources. The expectations reflected in these forward-looking statements are inherently subject to risks, uncertainties and assumptions about us and we cannot assure you that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the forward-looking statements made herein are set forth in our filings with the Securities and Exchange Commission and include, without limitation, risks related to the following: increasing competition in the communications industry; a complex and uncertain regulatory environment; and the impact on our business of our indebtedness and the covenants relating to this indebtedness.